EXHIBIT 1.1

                                 $--------------

                          AMERICAN CORPORATE RECEIPTS,
                                  SERIES _____

                        AMERICAN CORPORATE RECEIPTS, INC.


                             UNDERWRITING AGREEMENT


                                                          ________________, 1997


Rickel Securities, Inc.
45 Essex Street
Millburn, New Jersey 07041

Ladies and Gentlemen:

     American Corporate Receipts, Inc., a New Jersey corporation (the "Company"), proposes to cause $_____________ aggregate amount of American Corporate Receipts, Series __ (the "Receipts" and sometimes referred to herein as the "Securities") to be issued under the trust agreement specified in
Schedule I hereto (the "Trust Agreement") between the Company and the Trustee identified in such Schedule (the "Trustee") to Rickel Securities, Inc. as underwriter (the "Underwriter").

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3, File No. 33-_______, relating to certain securities to be issued from time to time by various trusts originated by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus." Any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

     The Company hereby agrees with the Underwriter as follows:

     1. The Company agrees to cause the Securities to be issued under the Trust Agreement and to be sold to the Underwriter as hereinafter provided, and the Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule II hereto. The consideration to be received by the Company in respect of the Underwriter's purchase of the Securities shall be the bonds set forth in Schedule III hereto (the "Bonds").

     2. The Company understands that the Underwriter intends (i) to make a public offering of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

     3. Transfer of the Bonds by the Underwriter to the Company as payment for the Securities shall be made on the date and at the time and place set forth in
Schedule I hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day thereafter, as you and the Company may agree in writing). Such transfer will be made upon delivery to you of the Securities registered in your name and in such denominations as you shall request not less than two full Business Days prior to the date of delivery, with any transfer taxes payable in connection with transfer to the Underwriter duly paid by the Company. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such transfer and delivery with respect to the Securities are referred to herein as the Closing Date.

     4. The Company represents and warrants to the Underwriter that:

            (a) The Registration Statement has been filed with the Commission in the form heretofore delivered or to be delivered to the Underwriter and such Registration Statement in such form has been declared effective by the Commission and no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

            (b) The Company and the Trust are entitled to use Form S-3 under the Securities Act to register the Securities, and the Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and the Registration Statement, as of the applicable effective date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, including any amendments or supplements thereto, as of the date of the Prospectus Supplement and as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in, or omissions from, the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the

Underwriter expressly for use in the Prospectus.

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey with corporate power and authority to enter into and perform its obligations under this Agreement and the Trust Agreement.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except that the enforceability hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and except the rights to indemnification hereunder may be limited by public policy under applicable securities laws.

                  (e) The Securities, when executed in accordance with the Trust Agreement and delivered to you pursuant to this Agreement, will have been duly and validly issued and outstanding and will be entitled to the benefits provided by the Trust Agreement; on the Closing Date the Trust Agreement will be duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and at the Closing Date the Trust Agreement and the Securities will conform in all material respects to the respective descriptions thereof in the Prospectus.

            (f) The  issue and sale of the  Securities,  the  compliance  by the
Company with all applicable provisions of the Securities, the Trust Agreement and this Agreement, and the consummation of the transactions herein or therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, mortgage, pledge, charge, security interest or encumbrance (collectively, "Liens") upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the by-laws of the Company or of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, notice, approvals, authorization, order, registrations or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Trust Agreement except such as have been obtained and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter.

            (g) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company might interfere with or adversely affect the consummation of the transactions contemplated herein or in the Trust Agreement; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (h) At the time of execution and delivery of the Trust Agreement, the Company will have good and marketable title to the Bonds being transferred to the Trust pursuant thereto, free and clear of any Liens, and will not have assigned to any person any of its rights, title or interest therein; the Company will have the power and authority to transfer the Bonds to the Trust on the Closing Date and the Trust will have been assigned all right, title and interest held by the Company in and to the Bonds.

            (i) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Trust Agreement and the Securities have been or will be paid at or prior to the Closing Date.

            (j) The Trust created by the Trust Agreement is not required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     5. The Company covenants and agrees with the Underwriter as follows:

            (a) to file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities;

            (b) to deliver to the Underwriter and counsel for the Underwriter, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and, during the period mentioned in paragraph (e) below, as many copies of the Prospectus (including all amendments and supplements thereto) as you may reasonably request;

            (c) from the date hereof and prior to the Closing Date, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object;

            (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Trust with the Commission pursuant to Section 13(e), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company or the Trust of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

            (e) if, during such period after the first date of the public offering of the Securities a prospectus relating to the Securities is in the opinion of counsel for the Underwriter required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

            (f) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriter) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate; PROVIDED that the Company shall not be required to file a general consent to service of process in any jurisdiction;

            (g) so long as the Securities are outstanding, to furnish to you copies of all reports or other communications (financial or other) furnished to holders or Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange; and

            (h) to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriter may designate (including fees of counsel for the Underwriter and their disbursements), (iv) related to any filing with National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement and the Trust Agreement and the furnishing to Underwriter and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided and (vi) payable to rating agencies in connection with the rating of the Securities.

     6. The obligations of the Underwriter hereunder shall be subject to the following conditions:

            (a) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

            (b) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

            (c) the Underwriter shall have received on and as of the Closing Date a certificate of an executive officer of the Company satisfactory to you to the effect set forth in subsection (a) of this Section;

            (d) McCarter & English, counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you;

            (e) you shall have received on and as of the Closing Date a written opinion of McCarter & English, tax counsel to the Company, in form and substance satisfactory to you, with respect to the tax consequences of an investment in the Securities;

            (f) on or prior to the Closing Date, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter shall reasonably request.

         7. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by an omission or alleged omission to the state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein; PROVIDED, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person.

     The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the
Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter and such control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the Fair market value of the Bonds (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriter bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph  shall be deemed to  include,  subject  to the  limitations  set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and transfer of the Bonds for any of the Securities.

     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriter, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and which, in the judgment of the Underwriter, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

     9. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, of if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriter's obligations cannot be fulfilled, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering of Securities.

     10. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     11. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be given at the address set forth in Schedule II hereto. Notices to the Company shall be given to it at American Corporate Receipts, Inc., c/o Rickel Securities, Inc., 45 Essex Street, Millburn, New Jersey 07041, Attention: John Sabo, President.

     12. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflicts of laws provisions thereof.

                                            Very truly yours,

                                            AMERICAN CORPORATE RECEIPTS, INC.



                                                     By:_____________
                                                          Name:
                                                          Title:

Accepted: ________, 1997

Rickel Securities, Inc.


By:_______________
   Name:
   Title:

                                   SCHEDULE I




Underwriting Agreement
Dated:                             _____________

Aggregate Principal Amount:        $____________

Trust Agreement:                   Trust Agreement dated as of__________
                                   between the Company and__________,as Trustee.


Maturity:

Interest Rate:

Interest Payment Dates:

Closing Date and Time of
Delivery:

Closing Location:

                                   SCHEDULE II




                                                          Principal Amount
                                                           of Securities
                                                          to be Purchased
                                                          ---------------

Underwriter
-----------

Rickel Securities, Inc.........          $


         Total.................          $

Address for Notices to
Underwriter:

                                  SCHEDULE III

                             [DESCRIPTION OF BONDS]





                                      III-1